AGREEMENT IN PRINCIPLE


     THIS AGREEMENT IN PRINCIPLE (this "Agreement") is made and entered into
this       day of June, 1996, by and between EUROGAS, INC., a Utah corporation
     -----
("EuroGas") and CHEMILABCO, B.V., a company registered in the Netherlands ("Chemilabco"), based on the following:

                                    Premises

     A. EuroGas is a publicly-held corporation engaged in the exploration and development of methane gas reserves located in Poland.

     B. Concurrently with the execution of this Agreement, EuroGas has entered into an agreement in principle with Danube International Petroleum Company ("Danube") whereby EuroGas would acquire all of Danube. A copy of the agreement in principle between EuroGas and Danube has been circulated to the parties and is incorporated herein by reference.

     C. Danube is a privately-held corporation engaged in the exploration and development of oil and gas reserves located in the Czech Republic and Slovakia. Attached hereto as Schedule 1 is a description of the rights held by Danube.

     D. Chemilabco holds, by way of assignment, the right to acquire 51% of Danube's interests as described in Schedule 1 and has provided $2,500,000 [U.S.] of interim financing to EuroGas and Danube.

     E. The parties have held discussions about Chemilabco exchanging its interests and provide additional financing in exchange for EuroGas stock.

     F. The parties wish to enter into this Agreement to set forth the principal terms and conditions of the transaction.

     G. The execution and delivery of this Agreement has been approved by the Boards of Directors of EuroGas and Chemilabco.

     H. The parties intend to enter into a definitive agreement with respect to this transaction to close concurrently or simultaneously with EuroGas' acquisition of Danube.

                             Agreement in Principle

     1. Incorporation of Premises. The foregoing premises are incorporated by this reference.

     2. The Transaction. On the terms and subject to the conditions set forth in the Definitive Agreement to be executed between EuroGas and Chemilabco, Cemilabco will deliver to EuroGas $2,500,000 [U.S.] in additional financing and assign all of its interests in the Danube project. In exchange therefore, EuroGas shall deliver to Chemilabco:

          (a) 5,000,000 shares of EuroGas restricted common stock with registration rights as set forth below; and

          (b) 1,000,000 shares of EuroGas restricted common stock for each commercial well put into production by EuroGas in the areas described in
     Schedule 1, not to exceed 16,000,000 shares in the aggregate. A commercial well shall be defined as any oil or gas well producing revenue equal to or in excess of the costs of operating the well, the taxes and royalties payable thereon, and an amount reasonably necessary to amortize the cost of drilling over the expected life of the well.

     3. Restricted Nature of Securities. Chemilabco acknowledges that the completion of the Transaction and the issuance of the consideration constitute the offer and sale of securities as those terms are defined under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state statutes. The Transaction shall be consummated in reliance on certain exemptions from the registration requirements of federal and state securities laws, which depend, among other items, on the circumstances under which such securities are acquired. at the time of execution and delivery of the Definitive Agreement, Chemilabco will arrange for each of its stockholders to execute and deliver a letter acceptable to EuroGas containing reasonable and customary representations upon which EuroGas shall be entitled to rely as a basis for its determination that the issuance of the EuroGas Common Stock is exempt from the registration requirements of the Securities Act and similar state laws. Until such time as such securities shall have been registered under the Securities Act as contemplated by this Agreement, each of the certificates representing the EuroGas Common Stock shall bear a legend in substantially the following form:

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE TRANSFERRED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT OR THE LAWS OF THE APPLICABLE STATE OR A "NO ACTION" OR INTERPRETIVE LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER AND ITS COUNSEL TO THE EFFECT THAT THE SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH STATE STATUTES.

     4. Registration Rights. At the time of the consummation of the Transaction, EuroGas will enter into an agreement with Chemilabco which will provide as follows:

          (a) On or before the later of September 30, 1996 or thirty (30) days after receipt by EuroGas of audited and stub period financial statements of EuroGas and Chemilabco necessary to file a registration statement, but no later than December 31, 1996, EuroGas will file with the SEC a "shelf" registration statement (the "Shelf Registration Statement") on an appropriate form pursuant to Rule 415 under the Securities Act will respect to the shares of EuroGas Common Stock issued in connection with the Transaction (sometimes referred to as the "Registrable Securities"). EuroGas will use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof until all the Registrable Securities are sold.

          The following restrictions will apply to the sales of the EuroGas Common Stock by Chemilabco or its shareholders (the "Holders") pursuant to the Shelf Registration Statement:

               (i) During the first six months after the effective date of the Shelf Registration Statement, the Holders will not sell an aggregate of more than 1,000,000 EuroGas Common Shares;

               (ii) During the first year after the effective date of the Shelf Registration Statement, the Holders will not sell an aggregate of more than 2,500,000 EuroGas Common Shares (including any securities sold in the first six months after the consummation of such effective date); and

               (iii) During any calendar month within the first year after the effective date of the Shelf Registration Statement, the Holder will not sell an aggregate number of EuroGas Common Shares greater than the higher of (A) 1% of the total number of shares of EuroGas Common Stock outstanding at the beginning of such calendar month and
          (B) the average daily trading volume of EuroGas Common Stock during the preceding calendar month.

          (b) If at any time prior to the date that is five years after the consummation of the Transaction, EuroGas intends to file a registration statement to register any of its securities under the Securities Act, EuroGas will give the Holders written notice of its intention to do so.
     The Holders will have 20 days subsequent to such notice to elect to have the Registrable Securities then held by them included in such registration statement. In the case of a proposed underwritten offering, if the managing underwriter or underwriters determine in writing that, because of the size of the offering intended to be made, the success of the offering would be materially and adversely affected by inclusion of the Registrable Securities, then the securities to be included in such offering will be reduced to the amount recommended by such managing underwriter or underwriters (provided, however, that the proportion by which the amount of Registrable Securities intended to be offered by the Holders is reduced shall not exceed the proportion by which the amount of securities intended to be offered by EuroGas or any other person or entity is reduced). The provisions of this paragraph shall not apply to registration statements filed on forms S-8, S-4 or successor forms.

          (c) The Holders, if requested by the managing underwriter or underwriters for any underwritten, registered offering of the securities of EuroGas, agree not to effect any public sale or distribution of the Registrable Securities, including sales pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, during the 15 days prior to, and during the 90-day period commencing on the effective date of such registration statement (except as part of such registration).

          (d) EuroGas will indemnify each Holder against all liabilities arising from any misstatements or omissions in any registration statement covering the Registrable Securities, other than liabilities arising from information provided by such Holder expressly for inclusion therein.

          (e) The Holders will agree to cooperate with EuroGas by providing in writing such information as EuroGas shall reasonably request in order to comply with the provisions of the Securities Act applicable in connection with the disposition of the Registrable Securities, including information regarding the identity of such Holders and the intended method of disposition of the Registrable Securities.

          (f) All costs and expenses of the registration will be borne by EuroGas, including fees and expenses of counsel and accountants for EuroGas and all other costs and expenses of EuroGas incident to the preparation, printing, and filing under the Securities Act and furnishing copies thereof and of the prospectus included therein; provided, however, that EuroGas will not bear the costs and expenses of the Holders in connection with the sale of the securities subject to the registration statement that are underwriting commissions related to the Registrable Securities, brokerage fees, transfer taxes, or the fees and expenses of any counsel, accountant, or other representative retained by a Holder.

          (g) At all times on or after December 31, 1996, EuroGas will file all reports required to be filed by it under the Securities Exchange Act of 1934, as amended, in order to permit public sales of the Registrable Securities to be made in reliance on Rule 144 thereunder.

          (h) EuroGas may include other EuroGas shares in the Shelf Registration Statement, however, the sale of any such included shares shall not be counted as any sale by Chemilabco or its shareholders for purposes of calculating the amount of permissible sales set forth above.

     5. Conditions to Closing. The closing of the Transaction is subject to the satisfaction of the following conditions precedent:

          (a) EuroGas and Chemilabco shall have negotiated and entered into a Definitive Agreement and plan of merger providing for the Transaction and the other matters contemplated hereby, which agreement shall contain appropriate representations, warranties, covenants, and other terms and provisions;

          (b) All legal matters, instruments, and documents necessary to complete the Transaction have been approved by legal counsel for the respective parties.

          (c) The parties have obtained all necessary governmental, regulatory, and other third party approvals required in connection with the Transaction.

          (d)  EuroGas has completed its acquisition of Danube.

     6. Costs. Each of the parties shall bear its respective costs associated with the Transaction contemplated by this Agreement, including legal fees, accounting fees, and other costs and expenses.

     7. Information. Each of the parties acknowledges that much of the information to be furnished to it and to its representatives pursuant hereto may consist of confidential and/or proprietary information of the furnishing party. Accordingly, each party agrees to preserve and protect the confidentiality of all information made available to such party or its representative hereunder, regardless of whether such information is acquired before or after execution of this Agreement, except to the extent that such information is available to the public generally. Each of the parties shall ensure that all representatives, advisors, and experts retained by such parties for the purpose of investigating and reviewing the affairs of the other party shall agree to abide by the foregoing confidentiality provisions.

     8. Term. This Agreement will expire on September 30, 1996 if the Definitive Agreement is not executed and delivered by such date.

     9. Announcements. The parties agree that neither they nor their respective employees, officers, directors, or agents will make any disclosure of the existence or terms of this Agreement or any transactions contemplated hereby, without the express written consent of the other party. Notwithstanding the foregoing, Chemilabco acknowledges that EuroGas is subject to the disclosure requirements of the Securities and Exchange Act of 1934, as amended, and agrees that EuroGas can make a public announcement of the existence and terms of this Agreement provided that it shall have delivered to Chemilabco a copy of any such proposed announcement at least 24 hours in advance of its release to the public.

     10. Definitive Agreement. This Agreement sets forth the principal terms and conditions of the proposed Transaction between the parties as currently contemplated. Consummation of this Transaction requires negotiation and drafting of the Definitive Agreement setting forth terms and conditions not inconsistent with the foregoing and other terms and conditions as are customary and usual under the circumstances. The Definitive Agreement shall govern all rights and obligations of the parties with respect to the completion of the Transaction contemplated by this Agreement.

     11. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              EuroGas:

                                   EUROGAS, INC.


                                   By   /s/ Hank Blankenstein
                                     Duly Authorized Officer

                              Chemilabco:

                                   CHEMILABCO, B.V.


                                   By   /s/
                                     Duly Authorized Officer



                               FIRST AMENDMENT TO
                             AGREEMENT IN PRINCIPLE


     THIS FIRST AMENDMENT TO AGREEMENT IN PRINCIPLE (this "Amendment") is made
and entered into this       day of November, 1996, by and between EUROGAS, INC.,
                      -----
a Utah corporation ("EuroGas"), and CHEMILABCO, B.V., a company registered in the Netherlands ("Chemilabco"), based on the following:

                                    Premises

     A. The parties entered into an Agreement in Principle in June 1996 pursuant to which EuroGas agreed to issue shares of its stock to Chemilabco in exchange for providing funding for projects of EuroGas and certain rights held by Chemilabco (the "Agreement in Principle").

     B. The parties wish to amend certain of the provisions of the Agreement in Principle.

                                   Agreement

     Now, therefore, based on the foregoing premises and for and in consideration of the mutual covenants of the parties and the benefits to be derived therefrom, it is hereby agreed as follows:

     1. The Transaction. Paragraph 2 of the Agreement in Principle is hereby amended to read in its entirety as follows:

          2. The Transaction. On the terms and subject to the conditions set forth in this Agreement, Chemilabco will deliver to EuroGas $2,500,000 (U. S.) in additional financing and assign all of its interests in the Danube project to EuroGas. In exchange therefore, EuroGas shall deliver to Chemilabco:

               (a) 5,000,000 shares of EuroGas restricted common stock with registration rights as forth below; and

               (b)  6,000,000 shares of EuroGas restricted common stock.

     2. Certificate of Contingent Interest. The Certificate of Contingent Interest delivered to Chemilabco in connection with the closing of the transaction contemplated by the Agreement In Principle shall be null and void, and Chemilabco shall return the original of the Certificate of Contingent Interest to EuroGas for cancellation. Chemilabco shall have no rights under the Certificate of Contingent Interest whether or not the original is cancelled.

     3. Effect of Amendment. The changes to the Agreement in Principle set forth in this Amendment shall be given effect as if originally contained in Agreement in Principle and treated as having occurred at the original closing of the transaction described in the Agreement in Principal.

     4. Ratification of Agreement in Principle. Except as specifically amended by the terms of this Amendment, the parties hereby ratify and confirm the provisions of the Agreement in Principle.

     5. Execution in Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                              EuroGas:

                                   EUROGAS, INC.


                                   By   /s/ Hank Blankenstein
                                     Duly Authorized Officer


                              Chemilabco:

                                   CHEMILABCO, B.V.


                                   By   /s/
                                     Duly Authorized Officer